Exhibit 10.16 - Letter for Resumption of Premises at
                     102-105 930 West 1st Street


June 14, 2001


Sideware Systems Inc.
1810 Samuel Morse Drive
Reston VA
20190-5316

Attention:  Stewart Walchli

Dear Sirs:

Re:  Premises - 930 West 1st Street, North Vancouver, BC

This letter will confirm that from and after July 15, 2001:

(a) Braintech will assume occupancy of the premises at Suites 102-105 West 1st Street, North Vancouver, BC., consisting of approximately 9,742 square feet (being the premises currently leased in the name of Techwest Management Inc., less the portion being occupied by Centre Skateboard Distribution Ltd.): and

(b) As between Sideware Systems Inc. and Braintech, Inc., Braintech, Inc. will assume responsibility for the rent and related costs of the premises described in (a), above.

Please sign and fax back a copy of this letter acknowledging your agreement to the foregoing.

Yours truly,

Braintech, Inc.

Per:  "Owen Jones"
Owen Jones, President


Accepted and agreed by Sideware Systems Inc.


"Stewart Walchli"
Stewart Walchli, Chief Financial Officer